Exhibit 10.4


               CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT



                                     Among

                    U.S. Bank, N.A., as Disbursement Agent,

                         U.S. Bank, N.A., as Trustee,

                The Chukchansi Economic Development Authority,

                 The Picayune Rancheria of Chukchansi Indians
           (solely with respect to its obligations under Section 9)

                                      and

                       Cascade Entertainment Group, LLC

                                  dated as of

                                October 8, 2002





                                             TABLE OF CONTENTS
                                                                                                              Page




1.         Definitions..........................................................................................2
           1.1       Defined Terms..............................................................................2
           1.2       Index of Additional Defined Terms..........................................................8
           1.3       Interpretation.............................................................................9

2.         Establishment of Securities Accounts; Appointment of Disbursement Agent;
           Related Provisions...................................................................................9
           2.1       Appointment of the Disbursement Agent......................................................9
           2.2       Establishment of Manager Security Account..................................................9
           2.3       Control of Manager Security Account........................................................9
           2.4       Cash Equivalents..........................................................................11
           2.5       Waiver of Set-Off Rights..................................................................11
           2.6       Cooperation...............................................................................11

3.         Procedures for Manager Security Account Disbursements...............................................11
           3.1       Tax Distributions from the Manager Security Account.......................................11
           3.2       Distributions to Pay Manager's Expenses...................................................12
           3.3       Delivery of Certificates..................................................................12
           3.4       Loans of Funds to Authority...............................................................13
           3.5       Final Disbursement of Funds in Manager Security Account Upon
                     Satisfaction of Release Condition.........................................................13

4.         Loan of Funds to Manager............................................................................14
           4.1       Contingent Interest Account Loan to Manager...............................................14
           4.2       Repayment from Manager to Authority.......................................................15

5.         Grant of Security Interest and Related Provisions...................................................15
           5.1       Assignment, Pledge and Grant of Security Interest (in favor of Trustee)...................15
           5.2       Secured Obligations.......................................................................16
           5.3       Delivery of Manager Repayment Note........................................................16
           5.4       Manager's Continuing Liability............................................................16
           5.5       Representations and Warranties of Manager.................................................17
           5.6       Appointment of Trustee as Attorney-in-Fact................................................17
           5.7       Trustee May Perform.......................................................................18
           5.8       Continuing Assignment and Security Interest...............................................18

6.         Remedies Upon Event of Default......................................................................18
           6.1       Remedies..................................................................................18
           6.2       Costs and Expenses........................................................................19
           6.3       Application of Proceeds...................................................................19
           6.4       Remedies Cumulative; Delay Not Waiver.....................................................20

7.         Responsibilities of Disbursement Agent..............................................................20
           7.1       Conditions to Disbursements from the Manager Security Account.............................20
           7.2       Method of Disbursement from the Manager Security Account..................................20
           7.3       Transfer of Funds at Direction of Trustee.................................................20

8.         Certain Covenants of Manager........................................................................20
           8.1       Permitted Replacement Manager.............................................................20
           8.2       Deposits into Manager Security Account....................................................20
           8.3       Perfection and Further Assurances.........................................................21

9.         Waiver of Sovereign Immunity, Arbitration and Non-Impairment........................................22
           9.1       Irrevocable Waiver of Sovereign Immunity..................................................22
           9.2       Designation of Applicable Courts and Jurisdictions........................................23
           9.3       Additional Waivers as to Tribal Courts....................................................23
           9.4       Agreement not to Contest..................................................................23
           9.5       Arbitration...............................................................................23
           9.6       Non-Impairment............................................................................25

10.        Alteration of Obligations...........................................................................25

11.        Obligations Absolute; Waiver........................................................................26

12.        Bankruptcy and Related Proceedings..................................................................27

13.        Limitation of Liability; Indemnification and Insurance..............................................27
           13.1      Limitation of Disbursement Agent's Liability..............................................27
           13.2      Indemnification of Disbursement Agent.....................................................28
           13.3      Insurance.................................................................................28

14.        Termination.........................................................................................28
           14.1      Termination of Security Interest..........................................................28
           14.2      Termination of Agreement..................................................................29

15.        Substitution or Resignation of the Disbursement Agent...............................................29
           15.1      Procedure.................................................................................29
           15.2      Successor Disbursement Agent by Merger, etc...............................................30
           15.3      Eligibility; Disqualification.............................................................30

16.        Notices and Certificates............................................................................30

17.        Statement of Manager Security Account...............................................................30

18.        Miscellaneous.......................................................................................30
           18.1      Waiver....................................................................................30
           18.2      Invalidity................................................................................31
           18.3      No Authority..............................................................................31
           18.4      Assignment................................................................................31
           18.5      Benefit...................................................................................31
           18.6      Time......................................................................................31
           18.7      Choice of Law.............................................................................31
           18.8      Entire Agreement; Amendments..............................................................31
           18.9      Notices...................................................................................31
           18.10     Authority Authorization...................................................................32
           18.11     Counterparts..............................................................................32
           18.12     Right to Consult Counsel..................................................................32




               CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT


                  THIS CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT (this "Agreement") is dated as of October 8, 2002, by and among U.S. Bank, N.A., a national banking association, as disbursement agent (together with any successor disbursement agent permitted hereunder, the "Disbursement Agent"), U.S. Bank, N.A., a national banking association, as trustee under the Indenture (as defined below) (together with its successors and assigns from time to time under the Indenture, the "Trustee"), the Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of The Picayune Rancheria of Chukchansi Indians (the "Tribe"), the Tribe (solely with respect to its obligations under Section 9) and Cascade Entertainment Group, LLC, a California limited liability company (together with any Permitted Replacement Manager, the "Manager").

                                   RECITALS


         A. Senior Notes. Concurrently herewith, the Authority is issuing $153,000,000 aggregate principal amount of its 14 1/2% Senior Notes due 2009 (together with all notes issued in exchange or replacement therefore, the "Initial Senior Notes"), pursuant to the Indenture. In addition, the Authority may issue up to $25,000,000 aggregate principal amount of its Senior Notes (other than the Initial Senior Notes) pursuant to the Indenture in accordance with Sections the provisions thereof (collectively with the Initial Senior Notes, the "Senior Notes").

         B. Proceeds of the Senior Notes. The Authority will use the net proceeds from the sale of the Senior Notes, together with the net proceeds from the sale of certain payment-in-kind notes issued concurrently therewith, for (among other things) the design, development, construction, equipping, pre-opening and operation of a casino, hotel and related amenities to be constructed by the Authority (the "Facility") upon the Tribe's rancheria located near Coarsegold, California.

         C. Benefit of Manager. The Manager has entered into a Development Agreement and a Management Agreement with the Authority for the purposes of facilitating the design, development, construction, equipping and management of the Facility, each of which agreements provides for payment to the Manager of certain fees representing portions of the development costs or revenues of the Facility. As a result, the Manager will significantly benefit from the development, construction and operation of the Facility.

         D. Purpose. The parties have entered into this Agreement in order to
(a) provide for certain security arrangements in favor of the Trustee (for the benefit of the Holders) and (b) set forth the conditions upon which, and the manner in which (i) funds will be disbursed from the Manager Security Account to the Shortfall Account (each as defined below) and (ii) funds will be disbursed from the Manager Security Account for payment of certain tax distributions to the Manager's members.

                                   AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

                  1.1 Defined Terms. The terms defined in this Section 1 shall have the meanings herein specified:

                  "Adjustment Event" means any adjustment by the Internal Revenue Service (or state or local tax authority) in respect of any income inclusion arising from or attributable to the income described in clause (A) of the definition of Manager Minimum Tax Payment Amount which adjustment becomes a final "determination" under section 1313 of the Code (or similar state or local tax law).

                  "Affiliate" has the meaning ascribed thereto in the Indenture.

                  "Annual Support Threshold Amount" means, for any calendar year, as determined by the Tax Amounts CPA, an amount equal to the sum of

                  (i) Two Million Dollars ($2,000,000); provided that if the Initial Opening Date occurs during such Interest Payment Year, then such amount shall be reduced to equal the product of Two Million Dollars and a fraction, the numerator of which is the number of days from the Initial Opening Date to the end of such Interest Payment Year, and the denominator of which is 365; plus

                  (ii) the product of (A) the aggregate taxable income of the Manager arising from or attributable to the Management Agreement for such Interest Payment Year (or, if such Annual Support Threshold Amount is calculated with respect to a First Interest Payment Date then two times the aggregate taxable income of the Manager arising from or attributable to the Management Agreement for the first six months of such Interest Payment Year) and (B) the Applicable Income Tax Rate prevailing for such calendar year.

                  "Applicable Income Tax Rate" means an amount equal to the sum of (1) the highest marginal Federal income tax rate applicable to an individual plus (2) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any individual resident in New York, New York multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

                  "Bankruptcy Law" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Business Day" has the meaning ascribed thereto in the Indenture.

                  "Cash Accumulation Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Cash Accumulation Account Shortfall" means, at any time of determination, the Required Cash Accumulation Amount less the amount in the Cash Accumulation Account at such time.

                  "Cash Collateral and Disbursement Agreement" has the meaning ascribed thereto in the Indenture.

                  "Cash Equivalents" has the meaning ascribed thereto in the Indenture.

                  "Claim" means any claim, demand, action or cause of action arising under this Agreement or under the Collateral Documents, as any of the foregoing may be amended or modified from time to time, or in any way connected with or related or incidental to any of the foregoing, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise.

                  "Collateral Documents" has the meaning ascribed thereto in the Indenture.

                  "Contingent Interest Notes" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Development Agreement" has the meaning ascribed thereto in the Indenture.

                  "Development Fees" means any fees payable by the Authority to the Manager pursuant to the Development Agreement.

                  "Enterprise" means the Gaming business owned and operated by the Authority in the Facility, and which shall include any other lawful commercial activity allowed in the Facility including, but not limited to the sale of alcohol, tobacco, gifts and souvenirs; or any ancillary non-Gaming activity within the Facility generally related to Gaming.

                  "Event of Default" means the occurrence and continuance of an Event of Default under the Indenture or under the Manager Agreement.

                  "First Interest Payment Date" means the first Interest Payment Date to occur during a calendar year.

                  "Gaming" means any and all activities defined as class II and class III Gaming (as defined in the Indian Gaming Regulatory Act of 1988).

                  "Governmental Action" means any resolution, ordinance, statute, regulation, order or decision regardless of how constituted having the force of law or legal authorization of the Tribe, the Authority or any instrumentality or agency of the Tribe.

                  "Gross Gaming Revenue (Win)" means the net win from Gaming which is the difference between Gaming wins and losses before deducting costs and expenses.

                  "Gross Revenue" means all revenues of any nature derived directly or indirectly from the Enterprise including, without limitation, Gross Gaming Revenue (Win), food beverage sales, and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, and licensees and concessionaires are not subsidiaries or Affiliates of Manager), and revenue recorded for Promotional Allowances, but excluding any taxes the Tribe is allowed to assess pursuant to Section 7 of the Management Agreement.

                  "Holders" means the holders from time to time of the Senior Notes.

                  "Indenture" means the Indenture dated as of the date hereof, among the Authority, the Tribe and the Trustee, relating to the Senior Notes.

                  "Initial Operating Date" has the meaning ascribed thereto in the Indenture.

                  "Intercreditor Agreement" has the meaning ascribed thereto in the Indenture.

                  "Interest Payment Year" means, for any Interest Payment Date, the twelve month period following the immediately preceding Second Interest Payment Date.

                  "Management Agreement" has the meaning ascribed thereto in the Indenture.

                  "Management Fees" means any fees payable by the Authority to the Manager pursuant to the Management Agreement.

                  "Manager Agreement" means that certain Manager Agreement between the Manager and the Trustee dated the date hereof.

                  "Manager Minimum Tax Payment Amount" means, as determined by the Tax Amounts CPA, an amount equal to the product of (A) the aggregate taxable income of the Manager arising from or attributable to the Management Agreement for the period commencing with the date hereof continuing to and including the date in respect of which the Manager Minimum Tax Payment Amount is being determined (taking into account any True-up Amount) and (B) the Applicable Income Tax Rate. For purposes of calculating the "Manager Minimum Tax Payment Amount", the taxable income described in Clause (A) above that is attributable to any particular taxable year shall be multiplied by the Applicable Income Tax Rate prevailing for such year.

                  "Manager Operating Expenses" means all expenses incurred by Manager that are directly attributable to the development, design, construction or operation of the Facility, together with a commercially reasonable allocation of Overhead to the Facility (it being agreed that so long as Manager's only business consists of the development, design, construction or operation of the Facility, it shall be commercially reasonable for Manager to allocate all of its Overhead to the Facility); provided, however, that Manager Operating Expenses exclude the following items:

                           (a) overhead, except as permitted above; and

                           (b) with respect to any payment made by Manager to
any Affiliate of Manager, any amount that exceeds the amount that Manager reasonably would be expected to pay to a party other than an Affiliate for the provision of the services or products to be provided by such Affiliate.

                  "Manager Tax Payment" means a payment from the Manager Security Account to the Manager in the amount equal to the excess of (A) the Manager Minimum Tax Payment Amount over (B) the cumulative amount of cash payments previously made pursuant to Section 3.1 hereof.

                  "Net Revenues" means the sum of "Net Revenues (Gaming)" and "Net Revenues (Other)."

                  "Net Revenues (Gaming)" means Gross Gaming Revenue (Win), of the Enterprise from Gaming less all Gaming related operating expenses (including interest expense, depreciation, amortization and the other operating expenses set forth in the Management Agreement), excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Authority and included in Gross Revenues:

                           (a) any gratuities or service charges added to a
customer's bill;

                           (b) any credits or refunds, for items previously
included in Gross Revenues, made to customers, guest or patrons;

                           (c) any sums and credits received by the Enterprise
for lost or damaged merchandise;

                           (d) without duplication of any Operating Expense,
any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                           (e) any proceeds from the sale or other disposition
of furnishings and equipment or other capital assets;

                           (f) any fire and extended coverage insurance
proceeds other than for business interruption;

                           (g) any condemnation awards other than for
temporary condemnation;

                           (h) any proceeds of financing or refinancing; and

                           (i) any interest on bank account(s).

                  "Net Revenues (Other)" means all Gross Revenues of the Enterprise for all other sources in support of Gaming not included in "Net Revenues (Gaming)," such as food and beverage, entertainment, and retail, less all non-Gaming related operating expenses (including interest expense, depreciation, amortization and the other operating expenses set forth in the Management Agreement), excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

                           (a) any gratuities or service charges added to a
customer's bill;

                           (b) any credits or refunds made to customers,
guests or patrons;

                           (c) any sums and credits received by the Enterprise
for lost or damaged merchandise;

                           (d) any sales taxes, excise taxes, gross receipt
taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                           (e) any proceeds from the sale or other disposition
of furnishings and equipment or other capital assets;

                           (f) any fire and extended coverage insurance
proceeds other than for business interruption;

                           (g) any condemnation awards other than for
temporary condemnation;

                           (h) any proceeds of financing or refinancing; and

                           (i) any interest or bank account(s).

                  "New York UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

                  "NIGC Net Revenues" means the sum of (i) Net Revenues and
(ii) any interest on bank account(s). This provision is consistent with 25 U.S.C. ss.2703(9), which states that: "The term `net revenues' means gross revenues of an Indian gaming activity less amounts paid out as, or paid for, prizes and total operating expenses, excluding management fees."

                  "Officers' Certificate" means a certificate signed by two officers of the Authority or the Manager, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority or the Manager.

                  "Overhead" means the costs and expenses incurred by Manager in operating its business other than those costs and expenses that are directly attributable to the development, design or construction of any project (including the Facility).

                  "Permitted Replacement Manager" has the meaning ascribed thereto in the Indenture.

                  "Person" has the meaning ascribed thereto in the Indenture.

                  "Promotional Allowances" means the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

                  "Quarterly Payment Date" means each March 31, May 31, August 31 and December 15.

                  "Release Condition" has the meaning ascribed thereto in the Intercreditor Agreement.

                  "Required Cash Accumulation Amount" means, at the time of determination, (a) an amount in cash equal to $3.0 million, multiplied by the number of completed full fiscal quarters since the Initial Operating Date, less (b) any amounts that shall have been disbursed from the Cash Accumulation Account to make prepayments on the Senior Notes pursuant to Section 3.10 of the Indenture and in accordance with the terms of Section 7.2.3 of the Cash Collateral and Disbursement Agreement.

                  "Second Interest Payment Date" means the second Interest Payment Date to occur during a calendar year.

                  "Senior Note Obligations" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Shortfall Account" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Subordinated PIK Notes" means the Subordinated Pay-In-King Notes due 2009 with Contingent Interest of the Authority.

                  "Tax Amounts CPA" means any nationally recognized independent public accounting firm jointly selected by the Manager and the Authority.

                  "Total Manager Compensation Cap" means an amount equal to thirty percent (30%) of the NIGC Net Revenues during the six-month period preceding the First Interest Payment Date, or the 12-month period preceding the Second Interest Payment Date, as the case may be.

                  "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the aggregate Manager Tax Payments actually distributed in respect of such taxable year pursuant to Section 3.1 hereof and (2) the Manager Tax Payments permitted to be distributed in respect of such year, provided, however, that if there is an Adjustment Event, clause (1) will mean the aggregate Manager Tax Payments actually distributed in respect of such taxable year pursuant to Section 3.1 hereof as adjusted by the aggregate True-up Amounts and clause (2) will mean the aggregate Manager Tax Payments permitted to be distributed in respect of such year as adjusted to take into account the results of the Adjustment Event. Within forty-five days following the immediately preceding calendar year or within ten days of an Adjustment Event, the Manager shall cause the Tax Amounts CPA to file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the Manager under this Agreement, the Manager Minimum Tax Payment Amount shall be increased by such True-up Amount. In the case of a True-up Amount due to the Manager Security Account, the Manager Minimum Tax Payment Amount shall be decreased by such True-up Amount.

                  "UCC" means: (i) with respect to the creation and attachment of any security interest, (x) if the creation and attachment of the security interest contemplated herein is capable of being subject to the New York UCC, the New York UCC or (y) if the creation and attachment of the security interest contemplated herein is excluded from coverage under the New York UCC by virtue of Section 9-109 thereof and is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the Uniform Commercial Code as in effect in such other jurisdiction and (ii) with respect to the perfection, the effect of perfection or non-perfection and priority of the security interest, (x) if the creation and attachment of the security interest contemplated herein is capable of being subject to the New York UCC, the Uniform Commercial Code of the jurisdiction specified by the mandatory choice of law rules set forth in the New York UCC or (y) if the creation and attachment of the security interest contemplated herein is excluded from coverage under the New York UCC by virtue of Section 9-109 thereof and is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the Uniform Commercial Code of the jurisdiction specified by the mandatory choice of law rules set forth in the Uniform Commercial Code as in effect in such other jurisdiction.

                  1.2 Index of Additional Defined Terms. In addition, the terms listed in the left column below shall have the respective meanings ascribed to such terms in the Section of this Agreement listed opposite such terms in the right column below:

                  Defined Term                                                                 Section
                  ------------                                                                 -------

                  AAA.............................................................................9.5
                  Agreement..............................................................Introduction
                  Applicable Courts...............................................................9.2
                  Authority..............................................................Introduction
                  Authority Assets.............................................................9.1(d)
                  Authority Cash Accumulation Account Certificate...............................3.3.1
                  Benefited Party..................................................................11
                  Collateral......................................................................5.1
                  Disbursement Agent.....................................................Introduction
                  Entitlement Order...............................................................2.3
                  Facility..............................................................B of Recitals
                  Facility Obligations.............................................................10
                  Final Disbursement of Funds Certificate.........................................3.5
                  Financial Assets................................................................2.3
                  First Interest Payment Date Shortfall...........................................4.1
                  Holders...............................................................A of Recitals
                  Indenture.............................................................A of Recitals
                  Initial Senior Notes..................................................A of Recitals
                  Management Fee Disbursement Authorization.......................................3.5
                  Management Fees Note............................................................4.1
                  Manager................................................................Introduction
                  Manager's Expense Disbursement Request..........................................3.2
                  Manager Repayment Note........................................................3.4.2
                  Manager Security Account........................................................2.2
                  Manager Security Account Balance..............................................3.3.2
                  Manager Security Account Certification........................................3.3.2
                  Manager Security Contribution Amount..........................................3.4.1
                  Obligation Documents.............................................................10
                  Obligee..........................................................................10
                  Permitted Claims................................................................9.1
                  Second Interest Payment Date Shortfall..........................................4.1
                  Secured Obligations.............................................................5.2
                  Security Entitlements ..........................................................2.3
                  Senior Notes..........................................................A of Recitals
                  Tribal Party....................................................................9.1
                  Tribe..................................................................Introduction
                  Trustee................................................................Introduction


                  1.3 Interpretation. Unless otherwise required by the context in which any term appears, the singular shall include the plural and the masculine shall include the feminine and neuter. All references to "Sections" or "Exhibits" shall be to Sections of or Exhibits to this Agreement, and references to paragraphs shall be to separate paragraphs of the section or subsection in which the reference occurs. The titles of the Sections herein have been inserted as a matter of convenience of reference only, and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

         2. Establishment of Securities Accounts; Appointment of Disbursement Agent; Related Provisions.

                  2.1 Appointment of the Disbursement Agent. Subject to
Section 6.1 hereof, the Disbursement Agent is hereby appointed by the Manager, the Authority and the Trustee as disbursement agent hereunder, and the Disbursement Agent hereby agrees to act as such and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Disbursement Agent pursuant to the terms of this Agreement. The Disbursement Agent shall hold and safeguard the Manager Security Account (and the cash, instruments and securities on deposit therein) during the term of this Agreement and shall treat the Manager Security Account and the cash, instruments, and securities in the Manager Security Account as funds, instruments and securities pledged by the Manager to the Trustee (for the ratable benefit of the Holders), to be held in accordance with the provisions hereof.

                  2.2 Establishment of Manager Security Account. The Disbursement Agent hereby establishes at its offices located at 180 East 5th Street, St. Paul, MN 55101 the Manager Security Account as account number 33448400 (the "Manager Security Account"), which shall be maintained as a special, segregated and irrevocable collateral account at all times until such Manager Security Account is closed as set forth in Section 3.5, unless earlier termination is otherwise provided for herein.

                  2.3 Control of Manager Security Account. The Disbursement Agent hereby agrees and confirms that it has established the Manager Security Account as set forth and defined in this Agreement. The Disbursement Agent and the Manager agree that (a) the Disbursement Agent is acting as a "securities intermediary" (within the meaning of Section 8-102(14) of the UCC) with respect to the Manager Security Account and the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, the "Financial Assets") credited to the Manager Security Account; (b) the Manager Security Account established by the Disbursement Agent is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC); (c) the Manager is an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the Financial Assets credited to the Manager Security Account and with respect to the Manager Security Account and the Disbursement Agent shall so note in its records pertaining to such Financial Assets and Manager Security Account; and (d) all Financial Assets in registered form or payable to or to order of and credited to the Manager Security Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Disbursement Agent, or in blank, or credited to another securities account maintained in the name of the Disbursement Agent, as applicable, and in no case will any Financial Asset credited to the Manager Security Account be registered in the name of, payable to or to the order of, or endorsed to, the Manager except to the extent the foregoing have been subsequently endorsed by the Manager to the Disbursement Agent or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Manager Security Account shall be treated as a Financial Asset. Until this Agreement terminates in accordance with the terms hereof, the Trustee shall have "control" (within the meaning of Section 8-106(d)(2) of the UCC) of the Manager's "security entitlements" (within the meaning of Section 8-102(a)(17) of the UCC, "Security Entitlements") with respect to the Manager Security Account and the Financial Assets credited to the Manager Security Account. All property delivered to the Disbursement Agent by or on behalf of the Manager pursuant to this Agreement will be promptly credited to the Manager Security Account and shall be treated as Financial Assets. If at any time the Disbursement Agent shall receive from the Trustee any "entitlement order" (within the meaning of Section 8-102(8) of the UCC, an "Entitlement Order") relating to the Manager Security Account or Financial Assets credited to the Manager Security Account, the Disbursement Agent shall comply with such Entitlement Order without further consent by the Manager or any other Person. In the event that the Disbursement Agent receives conflicting Entitlement Orders relating to the Manager Security Account or Financial Assets credited to the Manager Security Account from the Trustee and any other Person (including, without limitation, the Manager), the Disbursement Agent shall comply with the Entitlement Orders originated by the Trustee. Each of the Manager and Disbursement Agent agrees that it has not and will not execute and deliver, or otherwise become bound by, any agreement under which it agrees with any Person other than the Trustee to comply with Entitlement Orders originated by such Person relating to the Manager Security Account or Financial Assets credited to the Manager Security Account. Except for the claims and interests of the Manager and the Trustee in the Manager Security Account and the Financial Assets credited to the Manager Security Account, neither Disbursement Agent nor the Manager knows of any claim to, or interest in, the Manager Security Account or Financial Assets credited to the Manager Security Account. If Disbursement Agent or the Manager obtains knowledge that any Person has asserted a lien, encumbrance or adverse claim against the Manager Security Account or Financial Assets credited to the Manager Security Account, such party will promptly notify the Trustee thereof. In the event that the Disbursement Agent has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in the Manager Security Account, any Security Entitlement carried therein or credited thereto or any Financial Asset that is the subject of any such Security Entitlement, the Disbursement Agent agrees that such lien or security interest shall be subordinate to the lien and security interest of the Trustee. The Financial Assets standing to the credit of the Manager Security Account will not be subject to deduction, set-off, banker's lien or any other right, and the Disbursement Agent shall not grant, permit or consent to any other right or interest in such Financial Assets, in favor of any Person (including the Disbursement Agent) other than the Trustee.

                  2.4 Cash Equivalents. The Disbursement Agent shall invest any money held in the Manager Security Account in such Cash Equivalents as directed in writing by the Manager from time to time (or, if the Trustee shall have notified the Disbursement Agent that the Trustee is exercising its right to direct investments in accordance with Section 6.1 hereof, only by and at the discretion of the Trustee). In the event that the Disbursement Agent has not received any such written directions, the Disbursement Agent shall be under no obligation to invest any such money. Any income or gain realized as a result of any such investment shall be held as part of the Manager Security Account and reinvested as provided in this Agreement until released in compliance with the terms of this Agreement. Any income tax payable on account of any such income or gain shall be paid as set forth in Section 3.1. The Disbursement Agent shall have no liability for any loss resulting from any such investment other than solely by reason of its willful misconduct or gross negligence or bad faith or from failure to exercise such care in the custody of any such investments as it does for accounts held by other customers or in the custody of its own investments. Any such investment may be sold (without regard to maturity date) by the Disbursement Agent (as directed in writing by the Manager) to make any distribution required by this Agreement. In addition, if an Event of Default has occurred and is continuing, the Disbursement Agent shall liquidate and sell any investment if so directed in writing by the Trustee.

                  2.5 Waiver of Set-Off Rights. The Disbursement Agent hereby acknowledges the Trustee's security interests as set forth below and waives any security interest or other lien in the Collateral and further waives any right to set-off the Collateral now or in the future against any indebtedness of the Manager. The waivers set forth in this Section 2.5 are of rights which may exist now or hereafter in favor of the Disbursement Agent in the individual capacity, and not of any such rights which may exist now or hereafter in favor of the Disbursement Agent in its capacity as Disbursement Agent for the Trustee. Nothing in this Section 2.5 shall be construed as waiving, limiting or diminishing any rights of the Trustee vis-a-vis the Manager.

                  2.6 Cooperation. The Disbursement Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein. The Trustee may take all necessary action to preserve and protect the security interests created hereby as a lien and encumbrance upon such Collateral and, upon demand, the Manager and the Disbursement Agent will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. If an Event of Default has occurred and is continuing, as further set forth in Section 6.1, the Disbursement Agent shall disburse funds from the Manager Security Account only as directed by the Trustee.

         3. Procedures for Manager Security Account Disbursements.

                  3.1 Tax Distributions from the Manager Security Account. Subject to the provisions of the Intercreditor Agreement, the Manager may, from time to time, deliver to the Disbursement Agent a certificate in the form of Exhibit A requesting that one or more Manager Tax Payments be made from the Manager Security Account in the amounts set forth on such certificate, and certifying that such payment is in accordance with the terms hereof and as to the other matters set forth therein (with an attached certification by the Tax Amounts CPA in the form attached as Schedule 1 thereto). Within five days following the first Quarterly Payment Date following the receipt of such certificates, the Disbursement Agent shall transfer funds equal to each such Manager Tax Payment from the Manager Security Account to the payees or accounts specified on the Manager's certificate.

                  3.2 Distributions to Pay Manager's Expenses. Provided that no Default or Event of Default has occurred and is continuing at such time, the Manager may, from time to time, deliver to the Disbursement Agent a certificate in the form of Exhibit B (the "Manager's Expense Disbursement Request") setting forth a reasonably detailed description of Manager Operating Expenses, including the amount thereof, that the Manager has incurred, but for which the Manager has not theretofor requested a disbursement from the Manager Security Account in accordance with this Section 3.2, and requesting that the Disbursement Agent disburse the amount of such Manager Operating Expenses to the Manager; provided, however, that:

                           (a) prior to the Initial Operating Date, the
Manager Operating Expenses may not be higher than the amount on deposit in the Manager Security Account on the date of such request;

                           (b) during each full calendar year beginning with
the calendar year that commences on January 1st of the year after the Initial Operating Date, the Manager shall not request a disbursement under this
Section 3.2 if the sum of the amount of such disbursement plus the aggregate amount of the disbursements that the Manager has theretofor requested during such calendar year under this Section 3.2 exceeds $3,400,000; and

                           (c) during the partial calendar year that begins on
the Initial Operating Date and ends on December 31 of the year in which the Initial Operating Date occurs, the Manager shall not request a disbursement under this Section 3.2 if the sum of the amount of such disbursement plus the aggregate amount of the disbursements that the Manager has theretofor requested during such partial calendar year exceeds the product of (i) $3,400,000 and (ii) a fraction, the numerator of which is the number of days between the Initial Operating Date and the last day of such calendar year, and the denominator of which is 365.

Within three Business Days after receiving such certificate, provided that no Default or Event of Default has occurred and is continuing at such time, the Disbursement Agent shall transfer to the Manager the amount of funds requested by the Manager, unless the balance of the Manager Security Account at such time is less than the requested amount, in which case the Disbursement Agent shall transfer to the Manager an amount equal to such balance.

                  3.3 Delivery of Certificates.

                           3.3.1 Certificate of Authority Regarding Cash
Accumulation Account Balances. The Authority shall, on the seventh Business Day of each calendar quarter after the Initial Operating Date, deliver to the Trustee, the Disbursement Agent and the Manager a certificate in the form of Exhibit C (the "Authority Cash Accumulation Account Certificate") certifying as to (a) the amount of the Required Cash Accumulation Amount as of such date,
(b) the balance in the Cash Accumulation Account as of such date, (c) whether a Cash Accumulation Account Shortfall exists as of such date, and (d) the amount and calculation of the Cash Accumulation Account Shortfall, if any.

                           3.3.2 Certificate of Manager Regarding Cash
Accumulation Account Balances. On the eighth Business Day of each calendar quarter after the Initial Operating Date, the Manager shall deliver to the Disbursement Agent a certificate in the form of Exhibit D (with the Authority Cash Accumulation Account Certificate attached thereto) (a "Manager Security Account Certification") certifying as to the total amount of funds in the Manager Security Account as of such date (the "Manager Security Account Balance") and the other matters set forth therein. The Disbursement Agent may rely on each of the foregoing certificates of the Manager and the Authority in determining the amounts of the Cash Accumulation Account Shortfall and the Manager Security Account Balance.

                  3.4 Loans of Funds to Authority

                           3.4.1 Disbursement of Funds into the Shortfall
Account. On the tenth Business Day of each calendar quarter after the Initial Operating Date of the Facility, the Disbursement Agent shall transfer from the Manager Security Account to the Shortfall Account an amount equal to the lesser of the Manager Security Account Balance or the Cash Accumulation Account Shortfall (the "Manager Security Contribution Amount").

                           3.4.2 Crediting of Loan Amounts. The disbursement
of the Manager Security Contribution Amount from the Manager Security Account to the Shortfall Account shall constitute a loan from the Manager to the Authority. Concurrently with such disbursement, the Manager Security Account Contribution Amount shall be added to the outstanding amount due on the Manager Repayment Note in the form attached hereto as Exhibit E (the "Manager Repayment Note") which shall be executed and delivered by the Authority concurrently with the execution of this Agreement. The amount of each such loan under the Manager Repayment Note and all repayments on the Manager Repayment Note shall be noted by the Trustee on the grids attached to the Manager Repayment Note, provided that failure to make any such notation shall not diminish the obligation of the Authority to repay all amounts due on the Manager Repayment Note.

                           3.4.3 Conditions to Repayment from Authority to
Manager. Any loan made from the Manager to the Authority pursuant to this Section shall be subject to the terms and conditions of the Manager Repayment Note, provided that repayment of such loan shall be made only as set forth in the Intercreditor Agreement. Any repayment of amounts due under the Manager Repayment Note shall be made to the Manager Security Account unless and until the Disbursement Agent shall have disbursed the remaining funds in the Manager Security Account in accordance with Section 3.5, after which time repayments may be made directly from the Shortfall Account to any account specified by the Manager, provided the applicable conditions hereunder and under the Indenture and the Intercreditor Agreement have been satisfied.

                  3.5 Final Disbursement of Funds in Manager Security Account Upon Satisfaction of Release Condition. On the first date that the Release Condition has been satisfied or the Secured Obligations (as defined in Section 5.2) have been paid in full in immediately available funds, the Manager may provide or cause to be provided to the Disbursement Agent and the Trustee:

                           (a) an Officers' Certificate in the form of Exhibit
F (the "Final Disbursement of Funds Certificate") attached hereto to the effect that the Release Condition has been satisfied or the Secured Obligations have been paid in full in immediately available funds; and

                           (b) if the Release Condition has been satisfied
under the Indenture, a certificate of the Authority in the form of Schedule 1 attached to Exhibit F, confirming the related matters set forth therein.

If the Manager has certified that the Secured Obligations have been paid in full, the Manager shall request that the Trustee provide the Disbursement Agent with a certificate in the form of Schedule 2 to Exhibit F. If the Trustee agrees with such determination, the Trustee shall provide such certificate to Disbursement Agent within two Business Days of such request. The Disbursement Agent may rely on each of the foregoing certificates in determining whether or not the Release Condition has been satisfied under the Indenture or the Secured Obligations have been paid in full. Following such determination, the Disbursement Agent shall, upon the direction of the Manager pursuant to a Disbursement Authorization in the form of Exhibit G attached hereto (a "Management Fee Disbursement Authorization"), disburse all remaining funds in the Manager Security Account, if any, in the manner directed by the Manager.

         4. Interest Account Loans.

                  4.1 Interest Account Loan. After the Initial Operating Date, the Authority shall, after each Interest Payment Date, deliver to the Disbursement Agent a certificate in the form of Exhibit S to the Cash Collateral and Disbursement Agreement (with an attached certification by the Manager in the form of Schedule 1 thereto) requesting a disbursement from the Contingent Interest Account in the amount stated thereon if:

                           (a) in the case of a First Interest Payment Date,
the following difference (the "First Interest Payment Date Shortfall") is a positive number with respect to such First Interest Payment Date. The difference of:

                                    (i) one-half of Annual Support Threshold
Amount for the respective Interest Payment Year; less

                                    (ii) the amount of Management Fees that
were paid to the Manager or paid into the Manager Security Account during the six-month period immediately preceding such First Interest Payment Date; or

                           (b) in the case of a Second Interest Payment Date,
the following difference (the "Second Interest Payment Date Shortfall") is a positive number with respect to such Second Interest Payment Date. The difference of:

                                    (i) (A) the Annual Support Threshold
Amount for the respective Interest Payment Year; less (B) any amount received by the Manager under Section 7.4.3 of the Cash Collateral and Disbursement Agreement for the immediately preceding First Interest Payment Date; less

                                    (ii) the amount of Management Fees that
were accrued by the Manager during the twelve-month period immediately preceding such Second Interest Payment Date.

                  However, in no event shall the total amount of Management Fees paid to the Manager, plus loans made to the Manager pursuant to this
Section 4.1, plus Contingent Interest paid to the holders of the Contingent Interest Notes or deposited into the Contingent Interest Account (excluding amounts loaned under the Management Fees Note), plus development fees paid pursuant to the Development Agreement, in each case during the six-month period preceding the First Interest Payment Date or the 12-month period preceding the Second Interest Payment Date, as the case may be, exceed the Total Manager Compensation Cap for such period.

                  The Authority will complete such certificate(s) so that the amount requested to be disbursed is the First Interest Payment Date Shortfall or the Second Interest Payment Date Shortfall, as applicable. The Disbursement Agent shall, within two Business Days after receiving such request, transfer such amounts specified on such certificate (up to the balance in the Contingent Interest Account attributable to the Subordinated PIK Notes) to the Manager Security Account. Each such disbursement shall constitute a loan from the Authority to the Manager. Concurrently with such disbursement, the amount of such disbursement shall be added to the outstanding amount due on the Management Fees Note in the form attached hereto as Exhibit H (the "Management Fees Note") which shall be executed by the Manager and delivered to the Authority (and than the Trustee) concurrently with the execution of this Agreement. The amount of each such loan under the Management Fees Note and all repayments on the Management Fees Note shall be noted by the Trustee on the grids attached to the Management Fees Note, provided that failure to make any such notation shall not diminish the obligation of the Manager to repay all amounts due on the Management Fees Note.

                  4.2 Repayment from Manager to Authority. Any loan made from the Authority to the Manager pursuant to this Section shall be subject to the terms and conditions of the Management Fees Note. Any repayment of amounts due under the Management Fees Note shall be made to the Contingent Interest Account (as defined in the Cash Collateral and Disbursement Agreement); provided the applicable conditions hereunder and under the Indenture and the Intercreditor Agreement have been satisfied.

         5. Grant of Security Interest and Related Provisions.

                  5.1 Assignment, Pledge and Grant of Security Interest (in favor of Trustee). To secure the timely payment and performance of the Secured Obligations (as defined below) the Manager does hereby assign, grant and pledge to, and subject to a security interest in favor of, the Trustee (for the ratable benefit of the Holders), all the estate, right, title and interest of the Manager, whether now owned or hereafter acquired, in, to and under:

                           (a) the Manager Security Account and all Financial
Assets and other assets therein, and all Security Entitlements with respect thereto; provided, however, that notwithstanding anything to the contrary contained herein, such security interest shall not extend to any amounts paid from the Manager Security Account to the Manager or its members pursuant to the terms of this Agreement;

                           (b) all Management Fees and Development Fees paid
or payable to the Manager, and all rights to be paid such Management Fees and Development Fees pursuant to the terms of the Management Agreement or the Development Agreement or otherwise;

                           (c) this Agreement, the Manager Repayment Note
executed pursuant hereto and any other instrument evidencing payment obligations of the Authority to the Manager; and

                           (d) the proceeds (including cash and noncash
proceeds) of all of the foregoing collateral, including, without limitation,
(i) all rights of the Manager to receive monies due and to become due under or pursuant to such collateral; (ii) all rights of the Manager to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to such collateral or to receive any condemnation proceeds; and (iii) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily (all of the collateral described in the foregoing clauses (a) through (d) being herein collectively referred to as the "Collateral").

                  5.2 Secured Obligations. Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of (a) all Senior Note Obligations and (b) all obligations of the Manager under this Agreement, the Intercreditor Agreement and the Manager Agreement (collectively, the "Secured Obligations").

                  5.3 Delivery of Manager Repayment Note. To further evidence the security interest of the Trustee in the Manager Repayment Note, the Manager and the Authority shall each deliver, and the Manager shall pledge to the Trustee, the original of the Manager Repayment Note and each other instrument evidencing payment obligations of the Authority to the Manager promptly, and in any event within one Business Day following execution of the same, in each case duly endorsed without recourse and accompanied by duly executed records of transfer and assignment, all in form and substance reasonably satisfactory to the Trustee.

                  5.4 Manager's Continuing Liability. Notwithstanding anything to the contrary contained herein, the Manager shall remain liable under the Management Agreement to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of the Management Agreement by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of the Manager thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

                  5.5 Representations and Warranties of Manager. The Manager represents and warrants as of the date hereof as follows:

                           (a) The Manager is a limited liability company
organized solely under the laws of the State of California.

                           (b) Manager has not assigned any of its rights
under the Management Agreement or any of the Collateral except as provided in this Agreement.

                           (c) Manager has not authenticated and is not aware
of any effective financing statement, security agreement or other record similar in effect covering all or any part of the Collateral, except such as may have been filed pursuant to this Agreement.

                           (d) Except as permitted by this Agreement, the
Manager lawfully possesses the Collateral and has full right, title and interest in and to all payment and other rights purported to be granted to it under the Management Agreement, not subject to any mortgages, liens, charges, or encumbrances. Subject to applicable law, the Manager has full power and lawful authority to grant and assign the Collateral hereunder.

                  5.6 Appointment of Trustee as Attorney-in-Fact. The Manager hereby constitutes and appoints the Trustee, acting for and on behalf of itself and each successor or assign of the Trustee, the true and lawful attorney-in-fact of the Manager, with full power and authority in the place and stead of the Manager and in the name of the Manager, the Trustee or otherwise to, upon the occurrence and during the continuance of an Event of Default, enforce all rights, interests and remedies of the Manager with respect to the Collateral, including, without limitation, the right

                           (a) to ask, require, demand, receive and give
acquittance for any and all monies and claims for monies due and to become due under or arising out of the Management Agreement or any of the other Collateral, including without limitation, any insurance policies;

                           (b) to elect remedies thereunder and to endorse any
checks or other instruments or orders in connection therewith;

                           (c) to file any Claims or take any action or
institute any proceedings in connection therewith which the Trustee may reasonably deem to be necessary or advisable;

                           (d) to pay, settle or compromise all bills and
claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Trustee has been provided; and

                           (e) upon foreclosure, to do any and every act which
the Manager may do on its behalf with respect to the Collateral or any part thereof;

provided, however, that the Trustee shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  5.7 Trustee May Perform. Upon the occurrence and during the continuance of an Event of Default, if the Manager fails to perform any agreement contained herein in a timely manner, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be part of the Secured Obligations secured hereby.

                  5.8 Continuing Assignment and Security Interest. This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect, subject to
Section 14.1, until payment in full of the Secured Obligations; (b) be binding upon the Manager, its successors and assigns; provided, however, that the obligations of the Manager, its successors and assigns hereunder may not be assigned without the prior written consent of the Trustee except to a Permitted Replacement Manager; and (c) inure, together with the rights and remedies of the Trustee, to the benefit of the Trustee and its successors, transferees and assigns. Without limiting the generality of the foregoing but subject to the terms of the Indenture and the Intercreditor Agreement, the Trustee may assign or otherwise transfer all or any part of or interest in this Agreement or other evidence of indebtedness held by it to any other Person to the extent permitted by and in accordance with the Indenture and the Intercreditor Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Trustee herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by the Trustee to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby. If this Agreement shall be terminated or revoked by operation of law, the Manager will indemnify and save the Trustee harmless from any loss which may be suffered or incurred by the Trustee in acting hereunder prior to the receipt by the Trustee, its successors, transferees, or assigns of notice of such termination or revocation.

         6. Remedies Upon Event of Default.

                  6.1 Remedies. If any Event of Default has occurred and is continuing, the Trustee may (a) proceed to protect and enforce the rights vested in it by this Agreement, including but not limited to, the right to cause all revenues pledged hereby as security and all other monies pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained herein, or in aid of the exercise of any power herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (b) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Secured Obligations or rights hereunder or included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Secured Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (c) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as the Trustee may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk at any broker's board or at public or private sale, with or without a warranty of title, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Trustee may be a purchaser on its own behalf at any such public sale and that the Trustee, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of the Manager, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (d) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (e) perform any obligation of the Manager hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses without, however, any obligation to do so; (f) in connection with any acceleration and foreclosure, collect all rents and income from the Collateral and apply the same to reimburse the Trustee for any cost or expenses incurred hereunder, and to the payment or performance of the Manager's obligations hereunder or any of the Secured Obligations of the Authority and apply the balance to the Senior Notes and any remaining excess balance to whomsoever is legally entitled thereto; (g) secure the appointment of a receiver of the Collateral or any part thereof; (h) direct the Disbursement Agent to stop payment of any disbursements being made at such time or to be made from the Manager Security Account, and direct all further disbursements of funds from the Manager Security Account; or (i) exercise any other or additional rights or remedies granted to a secured party under the UCC. If pursuant to applicable law prior notice of any such action is required to be given to the Manager, the Manager hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, ten Business Days, shall be deemed a reasonable notice period.

                  6.2 Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding or in connection with the performance by the Trustee of any of the Manager's agreements contained in the Management Agreement or any other agreement to which the Manager is a party or any exercise of its rights or remedies hereunder, pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by the Manager to the Trustee on demand.

                  6.3 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by and due and owing to the Trustee under the Indenture and to the Disbursement Agent hereunder (such fees, costs and expenses shall be reimbursed on a pro rata basis based on the total amounts owing to the Trustee and the Disbursement Agent in the event that such proceeds are not sufficient to pay the same in full); second, to accrued and unpaid interest on the Secured Obligations (including any interest which, but for the provisions of Bankruptcy Law, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and fourth, to, or as directed by, the Manager.

                  6.4 Remedies Cumulative; Delay Not Waiver.

                           6.4.1 No right, power or remedy herein conferred
upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

                           6.4.2 No delay or omission of the Trustee to
exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

         7. Responsibilities of Disbursement Agent. The Disbursement Agent agrees to perform the following duties during the term of this Agreement:

                  7.1 Conditions to Disbursements from the Manager Security Account. The Disbursement Agent shall disburse funds from the Manager Security Account only upon satisfaction of the applicable conditions to disbursement set forth herein.

                  7.2 Method of Disbursement from the Manager Security Account. Upon satisfaction of the applicable conditions to disbursement set forth herein, the Disbursement Agent shall disburse funds from the Manager Security Account as specified in the applicable disbursement request or certificate.

                  7.3 Transfer of Funds at Direction of Trustee. Notwithstanding anything to the contrary in this Agreement, from and after the date the Disbursement Agent receives notice from the Trustee or the Manager that an Event of Default exists until such time as the Disbursement Agent receives notice from the Trustee that such Event of Default no longer exists, the Disbursement Agent shall only withdraw or transfer amounts in the Manager Security Account at the direction of the Trustee.

         8. Certain Covenants.

                  8.1 Permitted Replacement Manager. The Manager (a) shall not sell, assign, transfer or convey all or any portion of its obligations under the Development Agreement, the Management Agreement, this Agreement or any of its other obligations with respect to the Facility to any entity that is not a Permitted Replacement Manager without the prior written consent of the Trustee, and (b) shall not resign from or otherwise cease to perform any of such obligations until such time as a Permitted Replacement Manager has assumed such obligations.

                  8.2 Deposits into Manager Security Account. Until the first time as the Release Condition is satisfied (a) the Authority shall pay all Management Fees and Development Fees directly to the Manager Security Account, and (b) if the Authority pays any Management Fees or Development Fees to the Manager, then within two Business Days thereafter the Manager shall deposit the amount of such Management Fees or such Development Fees into the Manager Security Account.

                  8.3 Perfection and Further Assurances.

                           8.3.1 The Manager agrees that from time to time, at
the expense of the Manager, the Manager shall promptly execute and deliver all records, instruments and documents, and use commercially reasonable efforts to take all actions, that may be reasonably necessary, or that the Trustee may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Manager shall (a) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks) in excess of $5,000, deliver and pledge to the Trustee such note duly endorsed without recourse, and accompanied by duly executed records of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee; and (b) execute and deliver to the Trustee such financing or continuation statements, or amendments thereto, and such other records, instruments, documents, endorsements or notices, as may be reasonably necessary or desirable or as Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

                           8.3.2 Manager hereby authorizes the Trustee to file
one or more financing or continuation statements and other records with respect to all or any part of the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Manager, in such form and in such offices as the Trustee reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Trustee hereunder. The Manager acknowledges and agrees that it is not authorized to, and will not, authenticate or file, or authorize the filing of, any financing statements or other record with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval and authorization by the Trustee, consenting to the form and substance of such filing or record. The Manager approves, authorizes and ratifies any filing or recording of records made by or on behalf of Trustee in connection with the perfection of the security interest in favor of the Trustee.

                           8.3.3 The Manager shall pay all filing,
registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution or authentication and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

                           8.3.4 The Manager shall, promptly upon request,
provide to the Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Trustee to enforce the provisions of this Agreement.

         9. Waiver of Sovereign Immunity, Arbitration and Non-Impairment.

                  9.1 Irrevocable Waiver of Sovereign Immunity. Each of the Authority and the Tribe (each a "Tribal Party") hereby unconditionally and irrevocably waives its sovereign immunity and any and all defenses based thereon with respect to any claim, demand, dispute, action or cause of action arising under or in any way connected with or related or incidental to this Agreement or the Senior Notes, as the same may be amended or modified from time to time, whether now existing or hereafter arising and whether sounding in tort, contract or otherwise (collectively "Permitted Claims"). Such waiver shall extend (a) to permit the interpretation, enforcement and the seeking of legal or equitable relief and remedies (whether through an award or granting of specific performance, injunction, mandamus, damages or otherwise) by the parties hereto (and their successors and assigns permitted hereunder) through arbitration proceedings as herein provided, and (b) to permit judicial actions to compel, enter judgment upon, enforce, modify or vacate any award or interim injunctive relief related to the arbitration proceedings in any of the Applicable Courts described in Section 9.2 below.

                  In connection with the foregoing waiver of sovereign immunity by any Tribal Party:

                           (a) Duration. The duration of such waiver shall
commence on the date hereof and continue with respect to each Tribal Party until one year after all obligations of such Tribal Party hereunder have been completely performed and any amounts, if any, owed hereunder from the Authority have been indefeasibly paid in full;

                           (b) Grantees. The grantee(s) of the waiver are the
Trustee, together with its successors and assigns hereunder;

                           (c) Scope. The scope of the waiver applies to all
Permitted Claims;

                           (d) Property and Funds. The only assets or rights
against which any award, judgment or other order for relief arising from this waiver may be enforced are "Authority Assets" as defined in the "Ordinance of the Picayune Rancheria Establishing and Governing the Chukchansi Economic Development Authority," as amended by an amendment thereto adopted on July 13, 2002 by Resolution No. 2002-27 of the Tribe's Tribal Counsel ("Tribal Counsel"), and an amendment thereto adopted on July 30, 2002 by Resolution No. 2002-37, whether held in the name of the Authority, the Tribe or any branch, department, agency, instrumentality, division, subsidiary, authority, enterprise, corporation, business or other entity directly or indirectly owned or controlled in whole or in part by either the Authority or the Tribe. Notwithstanding the foregoing, any revenues or other property transferred by the Authority to any other Tribal Party in compliance with the Senior Notes shall, upon transfer, no longer constitute Authority Assets;

                           (e) Jurisdictions. The courts with jurisdiction
with respect to the Permitted Claims are the Applicable Courts (as defined in Section 9.2 below) (subject to the obligation of each Tribal Party to submit to arbitration as provided herein); and

                           (f) Governing Law. The law applicable to the waiver
and the Permitted Claims shall be the internal laws of the State of New York, except where application of the uniform commercial code of the State of New York will not recognize a lien and the perfection of a lien on any Authority Assets as security for any performance of a Tribal Party hereunder, and the uniform commercial code of the Tribe will recognize the lien or the perfection of the lien, in which case the law of the Tribe, as applicable, that recognizes the lien and perfection shall apply.

                  9.2 Designation of Applicable Courts and Jurisdictions. Each Tribal Party hereby irrevocably consents to the following courts, jurisdictions and venues for the judicial actions described in Section 9.1 above (the "Applicable Courts"): (a) the United States District Court for the Southern District of New York, and all courts to which any appeal therefrom may be available; (b) any court of the State of New York, and all courts to which any appeal therefrom may be available; (c) if none of the foregoing courts shall have or accept jurisdiction, then any other federal or state court, and all courts to which any appeal therefrom may be available; and (d) if none of the foregoing courts shall have or accept jurisdiction, then any court of the Tribe (in the case of any Permitted Claim to which the Tribe or the Authority is a party).

                  9.3 Additional Waivers as to Tribal Courts. Each of the Tribal Parties hereby unconditionally and irrevocably waives the jurisdiction of any tribal courts now or hereafter existing or created with respect to any Permitted Claim, except as provided in clause (d) of Section 9.2 above. Each of the Tribal Parties unconditionally and irrevocably waives the application of any rule or doctrine relating to exhaustion of tribal remedies or comity that might otherwise require a Permitted Claim be heard in a tribal court.

                  9.4 Agreement not to Contest. In connection with any Permitted Claim, each of the Tribal Parties agrees it will not dispute before or in any court, arbitration panel or other forum, the validity and binding effect of its waiver of sovereign immunity, consent to arbitration proceedings, consent to judicial proceedings, or waivers of the right to assert application of any rules or doctrines of exhaustion of tribal remedies or comity with respect to tribal court, all to the extent contained herein.

                  9.5 Arbitration. All Permitted Claims must be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA"), as modified by this Section 9.5. Notwithstanding any other provision of this Article 9, an arbitrator shall not have the power to compel, negate, assume, usurp or in any manner affect any Governmental Action unless any Governmental Action or failure to take any Governmental Action constitutes a breach of this Agreement by the Tribe or the Authority.

                           (a) Commencement of Proceedings. An arbitration
proceeding may be commenced only by the Tribe, the Authority, the Trustee, or to the extent remedies may be enforced directly by a Holder, by the filing of a Statement of Claim (within the meaning of the AAA rules) with the AAA and serving a copy thereof on the other parties affected by the Permitted Claim. A single arbitrator shall hear the Permitted Claim, and shall be selected in accordance with the rules of the AAA.

                           (b) Qualification of Arbitrators. No person shall
be eligible to serve as an arbitrator if the person is related to, affiliated with or has represented in a legal capacity any party to the arbitration proceeding or any party to this Agreement or the Collateral Documents. The arbitrator shall be an attorney admitted to practice and in good standing before the highest court of a state, who is experienced in advising clients in connection with commercial borrowings or the issuance of debt securities.

                           (c) Discovery. Any party shall be permitted to
engage in any discovery permitted under the rules of the AAA. However, all discovery shall be completed within 90 days following the initial filing of the Statement of Claim.

                           (d) Hearing. The hearing on the arbitration shall
be held in the City of Los Angeles, California, and commence and be completed no more than 30 days after the close of discovery, and the arbitrator shall render an award in writing within 30 days of the completion of the hearing, which shall contain findings of facts and conclusions of law. The parties hereto further agree that any arbitrator appointed hereunder may award interim injunctive relief before the final arbitration award. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator.

                           (e) Enforcement. Proceedings to enter judgment
upon, enforce, modify or vacate any award or interim injunctive relief may be commenced in any of the Applicable Courts. Any such proceedings shall be governed (a) by the Federal Arbitration Act, if the matter will be heard in federal court, or (b) by the applicable state arbitration code, if the matter will be heard in state court, and (c) by the tribal arbitration code adopted by Resolution No. 2001-34 of the Tribal Council, as amended by an amendment thereto adopted on July 30, 2002 by Tribal Council Resolution No. 2002-39, if the matter will be heard in a tribal court, provided that the standards of review of the award in all cases shall be consistent with the Federal Arbitration Act.

                           (f) Prohibition on Punitive Damages. Each party
hereto agrees that each party has equal bargaining power and that each has freely entered into this Agreement after such consultation with its attorneys as it has deemed advisable, and that notwithstanding any other provision herein, no arbitrator shall have the power to award punitive damages and any such award shall be null and void and of no effect.

                           (g) Validity of Arbitration Provisions. Each party
hereto agrees that these arbitration provisions are valid, binding and enforceable, and, to the extent permitted by law, waives any defense or claim to the contrary.

                           (h) Full Faith and Credit. The Tribal Parties and
the tribal courts of the Tribe now or hereafter existing shall give full faith and credit to any award, order or decree rendered in any arbitration or by any federal or state court in accordance with this Section 9.5, and, to the extent reasonably necessary, shall issue such orders and exercise such legal powers as may reasonably be necessary to effectuate the same. The Tribe shall cause the police powers of the Tribe to be available to secure and support any such enforcement efforts with respect to the Tribe or the Authority, and all police or other law enforcement officials of the Tribe to carry out any orders that may be entered by the Tribe or its tribal court pursuant to this Section 9.5. The Tribal Parties agree that judgment enforcement remedies generally available throughout the State of New York may be applied on lands held by or in trust for or under the control of the Tribe with respect to any matter that is a proper subject of arbitration under this Section 9.5.

                  9.6 Non-Impairment. Neither any Tribal Party nor any of its Affiliates will: (a) adopt, enact, promulgate or otherwise place into effect any law or legal requirement that impairs or interferes, or could impair or interfere, in any manner, with any right or remedy of another party hereunder or their successors and assigns (it being understood and agreed that any such law or legal requirement that is adopted, enacted, promulgated or otherwise placed into effect without the prior written consent of any affected party, successor or assign shall be void and of no effect); or (b) demand, impose or receive any tax, charge, assessment, fee or other imposition or impose any regulatory or licensing requirement against a party, their successors or assigns, except in connection with licensing required by the Compact entered into between the Tribe and the State of California, as amended from time to time.

         10. Alteration of Obligations. The Manager and the Authority each acknowledge and agree that none of the following shall release, impair, reduce, diminish or otherwise affect any of their respective obligations under this Agreement: (a) any alteration, compromise, acceleration or extension of, or any change to, (i) the Authority's obligations to complete the development, construction and equipping of the Facility and to commence operation thereof or (ii) the payment or performance by the Authority under any debt instrument or other financing, including without limitation the Secured Obligations secured hereby, for the development, construction, equipping or operation of the Facility (the foregoing, collectively, the "Facility Obligations"), in each case in such manner, upon such terms and at such times as any Person (including, without limitation, the Trustee or any Holder) (each such Person, an "Obligee") deems best, and without notice to the Manager; (b) the release of the Authority from any or all of the Facility Obligations by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Facility Obligations; (c) the release, substitution or addition of any one or more guarantors or endorsers of the Manager Security Contribution Amounts or Facility Obligations; (d) the acceptance of additional or substitute security for the Manager Security Contribution Amounts or Facility Obligations; or (e) the release or subordination of any security for the Manager Security Contribution Amounts or Facility Obligations. No exercise (including, without limitation, foreclosure of the Facility or any portion thereof) or non-exercise of any right under any document relating to the Facility Obligations (collectively, the "Obligation Documents") by an Obligee, no dealing by an Obligee hereunder or under any Obligation Document or any other document with the Manager, the Authority or any other Person, and no change, impairment or release of all or any portion of the Manager Security Contribution Amounts or Facility Obligations or suspension of any right or remedy of an Obligee against any other Person, including, without limitation, the Authority or any other such guarantor, endorser or other Person, shall in any way affect any of the obligations of the Manager hereunder or under any security furnished by the Manager or give the Manager any recourse against an Obligee (including, without limitation, the Trustee). If an Obligee has exculpated or hereafter exculpates the Authority or the Manager from liability in whole or in part, or has agreed or hereafter agrees to look solely to the Facility or any other property for the satisfaction of the Authority's Secured Obligations, such exculpation and agreement shall not affect the obligations of the Manager hereunder. The Manager further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Authority with respect to the Senior Notes, the Indenture or any Collateral Document has been given or is given in reliance upon the covenants of the Manager contained herein.

         11. Obligations Absolute; Waiver. The obligations of the Manager hereunder shall be unconditional, absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by and shall survive, and the Manager hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies except for the rights expressly provided to the Manager hereunder, including without limitation (a) any right to require any holder or recipient of the benefit of any of the Facility Obligations (including, without limitation, the Trustee or the Holders) (each a "Benefited Party") to proceed against the Authority or any other Person or entity or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in the power of a Benefited Party before proceeding against the Manager; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection or performance of the Manager Security Contribution Amounts or Facility Obligations; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (d) appraisal, valuation, stay, extension, marshaling of assets, redemption, exemption, diligence, demand, presentment, protest and notice of any kind, including, without limitation, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action, non-action, performance or failure to perform on the part of a Benefited Party, the Authority, any endorser or creditor of the Authority or the Manager or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by a Benefited Party as collateral or in connection with any Manager Security Contribution Amounts or Facility Obligations; (e) any defense based upon any exercise of remedies, including without limitation, foreclosure of the Facility, or upon an election of remedies by a Benefited Party, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Manager, the right of the Manager to proceed against the Authority or any other person for reimbursement, or both; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any duty on the part of a Benefited Party to disclose to the Manager any facts a Benefited Party may now or hereafter know about the Authority or any other Person, regardless of whether a Benefited Party has reason to believe that any such facts materially increase the risk beyond that which the Manager intends to assume, or has reason to believe that such facts are unknown to the Manager, or has a reasonable opportunity to communicate such facts to the Manager, since the Manager acknowledges that the Manager is fully responsible for being and keeping informed of the financial condition of the Authority or any other Person and of all circumstances bearing on the risk of non-payment of any Manager Security Contribution Amounts or Facility Obligations; (h) any defense arising because of the election of a Benefited Party, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; (i) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; (j) except as may be expressly set forth herein, any claim or other rights which it may now or hereafter acquire against the Authority or any other Person that arises from the existence or performance of the Manager's obligations under this Agreement or any other Obligation Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy by a Benefited Party against the Authority or any collateral which a Benefited Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Authority or any other Person or entity, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights; (k) any rights which it may acquire by way of contribution under this Agreement or any Obligation Document, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such contribution rights; (l) any defense based on one-action laws and any other anti-deficiency protections granted to guarantors by applicable law; (m) any merger or consolidation of the Authority into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Authority to any other Person; (n) any circumstance which might constitute a defense available to, or a discharge of, the Authority, the Manager or a surety; (o) any lack of genuiness, validity, regularity, enforceability or value of any Manager Security Contribution Amounts, this Agreement or any Obligation Document; and (p) any other fact or circumstance, including, without limitation, any construction delays or any contests or claims relating to the construction of the Facility. The Manager acknowledges and agrees that any nonrecourse or exculpation provided for in any Obligation Document, or any other provision of an Obligation Document limiting each respective Benefited Party's recourse to specific collateral or limiting such Benefited Party's right to enforce a deficiency judgment against the Authority, shall have absolutely no application to the Manager's liability under this Agreement. To the extent that any Benefited Party (including, without limitation, the Trustee) collects or receives any sums or payments from the Authority or from any guarantor, endorser or other Person under any Obligation Document or realized from any security, such Benefited Party shall have the right, but not the obligation, to apply such amounts first to that portion of the Authority's indebtedness and obligations, if any, to such Benefited Party that is not covered by this Agreement, regardless of the manner in which any such payments or amounts are characterized by the Person making payment.

         12. Bankruptcy and Related Proceedings. The obligations of the Manager under this Agreement shall not be altered, limited or affected by or as a result of any action taken by the Authority in any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, or liquidation of the Authority, or by any defense which the Authority may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         13. Limitation of Liability; Indemnification and Insurance.

                  13.1 Limitation of Disbursement Agent's Liability. The Disbursement Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Disbursement Agent does not represent, warrant or guaranty to the Trustee or the Holders the performance of the Authority or the Manager; (b) the Disbursement Agent shall have no responsibility to the Authority, the Manager, the Trustee or the Holders as a consequence of performance by the Disbursement Agent hereunder except for any gross negligence or willful misconduct of the Disbursement Agent; (c) the Manager and the Authority shall remain solely responsible for all aspects of their respective businesses and conduct in connection with the Facility; and (d) the Disbursement Agent is not obligated to supervise, inspect or inform the Manager, the Authority, the Trustee or any third party of any aspect of the construction and operation of the Facility. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

                  13.2 Indemnification of Disbursement Agent. The Manager shall indemnify, hold harmless and defend the Disbursement Agent and its officers, directors, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Disbursement Agent's performance under this Agreement, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of the Disbursement Agent.

                  13.3 Insurance. The Disbursement Agent, at its sole cost and expense, shall purchase and maintain throughout the term of this Agreement, the following insurance policies:

                           (a) Comprehensive general liability insurance, with
minimum limits of $2,000,000 combined single limit per occurrence, covering all property damage arising out of its operation under this Agreement.

                           (b) Workers' compensation insurance covering all of
its employees and volunteers.

Said policies shall provide for 30 days' prior written notice to the Manager, the Trustee and the Authority of cancellation or material change. If any of such insurance is written on a claims made form, following termination of this Agreement, coverage shall survive for the maximum reporting period available at each anniversary date of such insurance, or not less than five years, whichever is greater. The limits of coverage required under subparagraph (a) above shall not in any way limit the liability of the Manager or the Trustee under this Agreement.

         14. Termination.

                  14.1 Termination of Security Interest. Upon the indefeasible payment in full in immediately available funds of the Secured Obligations or upon the first date that the Release Condition is satisfied (each as certified to the Disbursement Agent pursuant to Section 3.5), the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Manager; provided, however, that the security interest granted in (x) the Manager Repayment Note and all other Collateral described in clause (c) of Section 5.1 and (y) all Collateral described in clause (d) of
Section 5.1 with respect to Collateral described in clause (c) of Section 5.1 shall continue until the termination of this Agreement under Section 14.2. Upon any such termination of security interests, the Trustee will, at Manager's expense, authenticate and deliver to the Manager such records (including, without limitation, termination statements under the UCC) as the Manager shall reasonably request to evidence such termination.

                  14.2 Termination of Agreement. This Agreement shall terminate automatically upon payment in full in immediately available funds of the Secured Obligations; provided, however, that the obligations of the Manager under Section 13 and the obligations of the Manager and the Authority under the Manager Repayment Note shall survive termination of this Agreement.

         15. Substitution or Resignation of the Disbursement Agent.

                  15.1 Procedure. A resignation or removal of the Disbursement Agent and appointment of a successor Disbursement Agent shall become effective only upon the successor Disbursement Agent's acceptance of appointment as provided in this Section 15.

                           15.1.1 The Disbursement Agent may resign in writing
at any time and be discharged from all duties hereunder upon 30 days' written notice to all parties hereto. The Trustee or the Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Disbursement Agent by so notifying the Disbursement Agent and the Manager in writing, if:

                           (a) the Disbursement Agent fails to comply with
Section 13.3;

                           (b) the Disbursement Agent is adjudged a bankrupt
or an insolvent or an order for relief is entered with respect to the Disbursement Agent under any Bankruptcy Law;

                           (c) a custodian or public officer takes charge of
the Disbursement Agent or its property; or

                           (d) the Disbursement Agent becomes incapable of
acting.

                           15.1.2 If the Disbursement Agent resigns or is
removed or if a vacancy exists in the office of Disbursement Agent for any reason, then the Trustee shall, and the Holders of a majority in principal amount of the then outstanding Senior Notes (if such Holders provided a notice pursuant to Section 15.1.1 or if there is no Trustee capable of acting at such time) may promptly appoint a successor Disbursement Agent. Within one year after any successor Disbursement Agent appointed by the Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Disbursement Agent to replace the successor Disbursement Agent appointed by the Trustee.

                           15.1.3 If a successor Disbursement Agent does not
take office within 60 days after the retiring Disbursement Agent resigns or is removed, then the retiring Disbursement Agent, the Trustee, or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Disbursement Agent.

                           15.1.4 A successor Disbursement Agent shall deliver
a written acceptance of its appointment to the retiring Disbursement Agent and to the Trustee. Thereupon, the resignation or removal of the retiring Disbursement Agent shall become effective, and the successor Disbursement Agent shall have all the rights, powers and duties of the Disbursement Agent under this Agreement. The retiring Disbursement Agent shall promptly transfer all property held by it as Disbursement Agent to the successor Disbursement Agent.

                  15.2 Successor Disbursement Agent by Merger, etc. If the Disbursement Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Disbursement Agent.

                  15.3 Eligibility; Disqualification. The Disbursement Agent shall at all times be a bank chartered under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition and a Thomson's Bank Watch rating of B or better.

         16. Notices and Certificates. Each of the Manager and the Trustee shall deliver to the Disbursement Agent, within five Business Days upon any of its respective officers becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default. The certificate delivered by the Manager shall also specify what action the Manager is taking or proposes to take with respect thereto. The Disbursement Agent may rely upon the facts set forth in the certificates delivered pursuant to this Agreement, without further inquiry. If the Disbursement Agent receives conflicting certificates or notices with respect to the existence of an Event of Default, the Disbursement Agent shall act in reliance on any certificate or notice of the Trustee with respect to the existence of an Event of Default, and in the absence of any such certificate or notice of the Trustee the Disbursement Agent shall act in reliance on any certificate or notice from the Manager to the effect that an Event of Default exists or that facts that constitute an Event of Default exist, unless such party has delivered a subsequent notice or certificate to the Disbursement Agent to the effect that such Event of Default or such facts do not exist.

         17. Statement of Manager Security Account. Upon the request of the Manager or the Trustee from time to time, the Disbursement Agent shall deliver to the Manager and the Trustee an account statement prepared by the Disbursement Agent in a form satisfactory to the Manager and the Trustee setting forth with reasonable particularity the balance of funds then in the Manager Security Account and the manner in which such funds are invested; provided, however, that the Disbursement Agent shall not be required to provide such statements more often than weekly. The parties hereto irrevocably instruct the Disbursement Agent that on the first date upon which the balance in the Manager Security Account is reduced to zero, the Disbursement Agent shall deliver to the Trustee and the Manager a notice that the balance in the Manager Security Account has been reduced to zero.

         18. Miscellaneous.

                  18.1 Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  18.2 Invalidity. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  18.3 No Authority. The Disbursement Agent shall not have any authority to, and shall not make any warranty or representation or incur any obligation on behalf of, or in the name of, the Trustee.

                  18.4 Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

                  18.5 Benefit. The parties hereto and their respective successors and assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

                  18.6 Time. Time is of the essence of each provision of this Agreement.

                  18.7 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York including without limitation, Section 5-1401 of the New York General Obligations Law; provided, however that with respect to the creation, attachment, perfection or priority of the security interest in any Collateral, the governing law shall be the applicable UCC as set forth in the definition of the term "UCC".

                  18.8 Entire Agreement; Amendments. This Agreement, together with the Indenture, the Intercreditor Agreement and the Collateral Documents, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

                  18.9 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, or via facsimile, addressed as follows:

                     To the Disbursement Agent:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Facsimile:  (651) 244-0711

                     To the Trustee:

                               U.S. Bank, N.A.
                               180 East 5th Street
                               St. Paul, MN  55101
                               Attention:  Corporate Trust Department
                               Facsimile:  (651) 244-0711

                     To the Authority:

                               The Chukchansi Economic Development Authority 46575 Road 417
                               Coarsegold, California 93614
                               Attention:  Tribal Chairman
                               Facsimile:  (559) 642-4075

                     To the Manager:

                               Cascade Entertainment Group, LLC
                               7915 Folsom Boulevard
                               Sacramento, California 95826-2611
                               Attention: President
                               Telephone: (916) 387-6317
                               Facsimile:  (916) 387-7458

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section to the others.

                  18.10 Authority Authorization. The Authority hereby authorizes and empowers the Manager to execute any and all certificates, consents or other documents required by this Agreement on behalf of the Authority and any other document on behalf of the Authority reasonably requested by the Trustee or Disbursement Agent in connection with this Agreement. In each case, the Authority acknowledges that such document, once executed, shall be binding on the Authority as if such document had been, in fact, executed by the Authority.

                  18.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  18.12 Right to Consult Counsel. Each of the Disbursement Agent and the Trustee may, if any of them deems necessary or appropriate, consult with and be advised by counsel in respect of their duties hereunder. Each of the Disbursement Agent or the Trustee shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as the Disbursement Agent or the Trustee as the case may be, hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel. The Manager agrees to pay all such reasonable counsel fees.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




         IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                            U.S. BANK, N.A.,
                                            as Disbursement Agent


                                            By:/s/ Frank P. Leslie III
                                               --------------------------------
                                               Name:  Frank P. Leslie III
                                               Title: Vice President


                                            U.S. BANK, N.A.,
                                            as Trustee


                                            By:/s/ Frank P. Leslie III
                                               --------------------------------
                                               Name:  Frank P. Leslie III
                                               Title: Vice President


                                            CASCADE ENTERTAINMENT GROUP, LLC


                                            By:/s/ Russell S. Pratt
                                               --------------------------------
                                               Name:  Russell S. Pratt
                                               Title: President/CEO


                                            THE CHUKCHANSI ECONOMIC
                                            DEVELOPMENT AUTHORITY


                                            By:/s/ Dixie Jackson
                                               --------------------------------
                                               Name: Dixie Jackson
                                               Title: Chairperson


                                            THE Picayune Rancheria of Chukchansi
                                            Indians (solely with respect to
                                            its obligations under Section 9)

                                            By:/s/ Dixie Jackson
                                               --------------------------------
                                                Name: Dixie Jackson
                                                Title: Chairperson





                              TABLE OF EXHIBITS
                              -----------------

              Exhibit
              -------

              A       Form of Manager Tax Payment Certificate

              B       Form of Manager's Expenses Disbursement Request

              C       Form of Authority Cash Accumulation Account Certificate

              D       Form of Manager Security Account Certification

              E       Form of Manager Repayment Note

              F       Form of Final Disbursement of Funds Certificate

              G       Form of Management Fee Disbursement Request

              H       Form of Management Fees




                                   Exhibit E
              TO CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT

                        form of MANAGER REPAYMENT NOTE


THIS NOTE AND THE RIGHTS OF THE MANAGER OR ANY OTHER HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE TRUSTEE, THE HOLDERS (AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES.

THIS NOTE AND THE RIGHTS OF THE MANAGER OR ANY OTHER HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE SENIOR NOTES TRUSTEE, THE SENIOR NOTE HOLDERS, THE PIK NOTES HOLDER (EACH AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON THE REQUEST OF THE MANAGER OR ANY OTHER HOLDER OF THIS NOTE, THE AUTHORITY SHALL MAKE AVAILABLE TO THE MANAGER OR ANY OTHER HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE, (II) THE AMOUNT OF ORIGINAL ISSUED DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, AND (IV) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE MANAGER AT 916-387-6317.


$__0_______                                                  October 8, 2002



1. Principal. For value received, the Chukchansi Economic Development Authority (the "Authority"), a wholly owned unincorporated enterprise of The Picayune Rancheria of Chukchansi Indians of California, unconditionally promises to pay, in cash, to the order of Cascade Entertainment Group, LLC, a California limited liability company ("Manager"), in the manner and at the place hereinafter provided in Section 3 hereof, the outstanding principal amount of this note (this "Note"), together with accrued and unpaid interest, on September 15, 2009. The outstanding principal amount of this Note shall equal the amount loaned to the Authority from time to time pursuant to the Cash Accumulation Account Contribution Agreement (the "Cash Accumulation Account Contribution Agreement"), dated as of October 8, 2002, among Manager, the Authority and the U.S. Bank, N.A. (the "Trustee") together with any accrued and unpaid Interest added to the principal amount hereof pursuant to
Section 2 hereof.

2. Interest.

         2.01 Interest.

         Interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at a rate equal to the weighted average interest rate accruing on the amount contributed by the Manager to the Shortfall Account pursuant to Section 3.4 of the Cash Accumulation Account Contribution Agreement, if any, from the date any such amount is deemed loaned hereunder until September 15, 2009 and, except as set forth in this Section 2.01 and
Section 3.02 hereof, shall not be payable until September 15, 2009. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The outstanding principal amount of this note shall increase on each April 1 and October 1 (each, an "Interest Payment Date") of each year beginning on April 1, 2003, or if any such day is not a Business Day, on the preceding Business Day, by an amount equal to the Interest accrued thereon from and including the immediately preceding Interest Payment Date, or, if none have occurred, since the date any such amount is loaned hereunder, to, and including, such Interest Payment Date unless such Interest is paid in cash pursuant to the following sentence of this Section 2.01. If, on any Interest Payment Date after the Initial Operating Date, the aggregate amount of cash and Cash Equivalents in the Cash Accumulation Account is at least equal to the Required Cash Accumulation Amount, the Authority shall pay, in cash, the amount of Interest that has accrued on this Note since the immediately preceding Interest Payment Date to, but not including, such Interest Payment Date in arrears in compliance with Section 3 hereof.

3. Payments

         3.01. Payments of Principal and Interest. All payments of principal and Interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to Manager. All payments in respect of this Note must be received by Manager prior to 12:00 noon, New York City time, on the Business Day on which such payment is due pursuant to the terms of this Note.

         3.02. Payments for Taxes. Notwithstanding anything to the contrary herein, within five days following each Quarterly Payment Date, the Authority shall make a cash payment to Manager with respect to this Note in an amount equal to the excess of (A) the Minimum Tax Payment Amount over (B) the sum of
(x) the cumulative amount of cash payments with respect to Interest pursuant to Section 2 hereof, and (y) the cumulative amount of cash payments previously made pursuant to this Section 3.02. Any payments made pursuant to this Section 3.02, shall be treated as payments of accrued Interest with respect to this Note and shall reduce, as applicable, the accrued Interest with respect to this Note.

         3.03. Subordination. Payments under this Note shall be made only as and when such payments are permitted under the Cash Accumulation Account Contribution Agreement and the Intercreditor Agreement. Each holder of this Note shall be subject to, and shall comply with, the obligations of Manager under the Cash Accumulation Account Contribution Agreement and the Intercreditor Agreement.

4. Prepayment

         4.01 Optional Prepayment. The Authority may prepay this Note at any time without prepayment penalty by depositing the outstanding principal amount (or portion thereof being prepaid) together with any secured and unpaid interest through and including the prepayment date in an account specified in writing by the Manager.

5. Covenants.

         5.01 Payment of this Note. The Authority shall pay or cause to be paid the principal and Interest, if any, on this Note on the dates and in the manner provided in this Note.

         5.02 Stay, Extension and Usury Laws. The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Note; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted Manager, but shall suffer and permit the execution of every such power as though no such law has been enacted.

6. Defaults and Remedies.

         6.01 An Event of Default shall occur if:

    (1) The Authority defaults in the payment when due of Interest on this Note and such default continues for a period of 30 days;

    (2) The Authority defaults in the payment when due of principal of, or premium, if any, on this Note when the same becomes due and payable at maturity, upon redemption or otherwise; and

    (3) An Event of Default occurs and is continuing under the Indenture unless such Event of Default on the Indenture is waived or rescinded.

         6.02 Acceleration. If any Event of Default occurs and is continuing, all amounts outstanding under this Note shall be due and payable immediately without further action or notice. Manager may by written notice to the Authority rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, Interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to prepay this Note pursuant to
Section 4 hereof, then, upon acceleration of this Note, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Note to the contrary notwithstanding.

         6.03 Other Remedies. If an Event of Default occurs and is continuing, Manager may pursue any available remedy to collect the payment of principal or accreted value, as applicable, premium, if any, and Interest on this Note or to enforce the performance of any provision of this Note. A delay or omission by Manager in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         6.04 Waiver of Past Defaults. Manager may waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         6.05 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6 does not apply to a suit by Manager.

10. Definitions.

         Defined terms used herein but not otherwise defined shall have the meaning set forth in the Cash Accumulation Account Contribution Agreement.

         "Adjustment Event" means any adjustment by the Internal Revenue Service (or state or local tax authority) in respect of any income inclusion arising from or attributable to the income described in clause (A) of the definition of Minimum Tax Payment Amount which adjustment becomes a final "determination" under section 1313 of the Code (or similar state or local tax law).

         "Applicable Income Tax Rate" means an amount equal to the sum of (1) the highest marginal Federal income tax rate applicable to an individual plus
(2) an amount equal to the sum of the highest marginal state and local income tax rates applicable to any individual resident in New York, New York multiplied by a factor equal to 1 minus such highest marginal Federal income tax rate.

         "Authority" has the meaning ascribed thereto in Section 1 hereof.

         "Business Day" means any day other than a Legal Holiday.

         "Cash Accumulation Account" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

         "Cash Equivalents" has the meaning ascribed thereto in the Indenture.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Event of Default" has the meaning ascribed thereto in Section 6.01 hereof.

         "Indenture" means the Indenture dated as of the date hereof among the Authority, the Tribe and U.S. Bank, N.A., as trustee, relating to the Senior Notes.

         "Interest" means all amounts of interest payable on this Note.

         "Initial Operating Date" has the meaning ascribed thereto in the Indenture.

         "Intercreditor Agreement" has the meaning ascribed thereto in the Indenture.

         "Interest Payment Date" has the meaning ascribed thereto in Section
2.01 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Manager" has the meaning set forth in Section 1.

         "Minimum Tax Payment Amount" means, as determined by the Tax Amounts CPA, an amount equal to the product of (A) the cumulative amount of income on this Note, for the period commencing with the date hereof and continuing to and including the applicable Quarterly Payment Date (taking into account any True-up Amounts) and (B) the Applicable Income Tax Rate.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

         "Quarterly Payment Date" has the meaning ascribed thereto in the Indenture.

         "Required Accumulation Amount" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

         "Senior Notes" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

         "Shortfall Account" has the meaning ascribed thereto in the Cash Accumulation Account Contribution Agreement.

         "Tax Amounts CPA" means any nationally recognized independent public accounting firm jointly selected by the Manager and the Authority.

         "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (1) the amount described in Section 3.02(B) hereof actually distributed in respect of such taxable year and (2) the Minimum Tax Payment Amount permitted to be distributed in respect of such year, provided, however, that if there is an Adjustment Event, clause (1) will mean the amount described in Section 3.02(B) hereof, as adjusted by the aggregate True-up Amounts and clause (2) will mean the Minimum Tax Payment Amount as adjusted to take into account the results of the Adjustment Event. Within forty-five days following the immediately preceding calendar year or within ten days of an Adjustment Event, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to a holder of this Note, the Minimum Tax Payment Amount payable on the immediately following Quarterly Payment Date after payment of any accrued and unpaid interest on the notes shall be increased by such True-up Amount. If the available cash is not sufficient to pay the Minimum Tax Payment Amount payable on the Quarterly Payment Date, the amount unpaid shall be carried over and increase the Minimum Tax Payment Amount payable on the following Quarterly Payment Date. In the case of a True-up Amount due to the Authority, the amounts payable on the immediately following Quarterly Payment Date shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Minimum Tax Payment Amount shall be applied to reduce the immediately following Minimum Tax Payment Amount until such True-up Amount is entirely offset.

         "Trustee" has the meaning set forth in Section 1.

11. Miscellaneous.

         11.01 Notices. Any notice or communication by Manager or Authority to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to Manager:
           Cascade Entertainment Group, LLC
           7915 Folsom Boulevard
           Sacramento, California   95826-2611
           Telecopier No.:  (916) 387-6317
           Attention:  Chief Financial Officer

           If to the Authority:
           The Chukchansi Economic Development Authority
           46575 Road 417
           Coarsegold, California 93614
           Attention:  Tribal Chairman
           Facsimile:  (559) 642-4075

         Manager or the Authority, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         11.03 No Personal Liability. None of the Authority or any past, present or future officer or office holder, employee, agent, representative, member of the Authority, as such, shall have any liability for any obligations of the Authority under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting this Note, Manager waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

         11.04 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         11.05 No Adverse Interpretation of Other Agreements. This Note may not be used to interpret any other indenture, loan or debt agreement of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Note.

         11.06 Assignment. The Authority may not sell, assign or transfer any of its rights or obligations under this Note.

         11.07 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.08 Counterpart Originals. The parties may sign any number of copies of this Note. Each signed copy shall be an original, but all of them together represent the same agreement.

         11.09 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and shall in no way modify or restrict any of the terms or provisions hereof.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




         IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered as of the day and year first above written.

                                              THE CHUKCHANSI ECONOMIC
                                              DEVELOPMENT AUTHORITY


                                              By:_______________________________
                                              Name:
                                              Title:

                                              CASCADE ENTERTAINMENT GROUP, LLC


                                              By:_______________________________
                                              Name:
                                              Title:




                                   EXHIBIT H

              TO CASH ACCUMULATION ACCOUNT CONTRIBUTION AGREEMENT


                         Form of Management Fees Note


THIS NOTE AND THE RIGHTS OF THE AUTHORITY OR ANY OTHER HOLDER OF THIS NOTE ARE SUBJECT TO THE TERMS OF THE CASH COLLATERAL AND DISBURSEMENT AGREEMENT (AS DEFINED BELOW) PURSUANT TO WHICH THIS NOTE AND SUCH RIGHTS ARE MADE EXPRESSLY SUBORDINATE TO THE RIGHTS OF THE TRUSTEE, THE HOLDERS (AS DEFINED THEREIN) AND CERTAIN OTHER PARTIES.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON THE REQUEST OF ANY HOLDER OF THIS NOTE, THE AUTHORITY SHALL MAKE AVAILABLE TO THE HOLDER OF THIS NOTE, (I) THE ISSUE PRICE OF THE NOTE,
(II) THE AMOUNT OF ORIGINAL ISSUED DISCOUNT IN RESPECT THEREOF, (III) THE ISSUE DATE OF THE NOTE, AND (IV) THE YIELD TO MATURITY OF THE NOTE, IN EACH CASE AS DETERMINED UNDER THE ORIGINAL ISSUE DISCOUNT RULES OF THE U.S. INTERNAL REVENUE CODE. PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF THE MANAGER AT 916-387-6317.




$__0______                                                   October 8, 2002



1. Principal. For value received, Cascade Entertainment Group, LLC, a California limited liability company ("Manager"), unconditionally promises to pay, in cash, to the order of the Chukchansi Economic Development Authority (the "Authority"), a wholly-owned unincorporated enterprise of The Picayune Rancheria of Chukchansi Indians of California (the "Tribe"), in the manner and at the place hereinafter provided in
      Section 3 hereof, the outstanding principal amount of this note (this "Note"), together with accrued and unpaid interest, on September 15, 2009. The outstanding principal amount of this Note shall equal the amount loaned to the Manager from time to time pursuant to the Cash Collateral and Disbursement Agreement (the "Cash Collateral and Disbursement Agreement"), dated as of October 8, 2002, among U.S. Bank, N.A., as disbursement agent, U.S. Bank, N.A. (the "Trustee"), Professional Associates Construction Services, Inc., as the independent construction consultant, the Authority and the Tribe together with any accrued and unpaid Interest added to the principal amount hereof pursuant to Section 2 hereof.

2.    Interest.

         2.01     Interest.

                  Interest on the unpaid principal amount of this Note outstanding from time to time shall accrue at a rate equal to one percent (1%) per annum simple interest, and, except as set forth in this Section 2.01 and
Section 3.02 hereof, shall not be payable until September 15, 2009. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The outstanding principal amount of this note shall increase on each April 1 and October 1 (each, an "Interest Payment Date") of each year, or if any such day is not a Business Day, on the following Business Day, by an amount equal to the Interest accrued thereon from and including the immediately preceding Interest Payment Date, or, if none have occurred, since the date any such amount is loaned hereunder, to, and including, such Interest Payment Date unless such Interest is paid in cash pursuant to the following sentence of this Section 2.01.

3.    Payments

         3.01. Payments of Principal and Interest. All payments of principal and Interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to the Authority. All payments in respect of this Note must be received by the Authority prior to 12:00 noon, New York City time, on the Business Day on which such payment is due pursuant to the terms of this Note.

4.    Prepayment

         4.01 Optional Prepayment. The Manager may prepay this Note at any time without prepayment penalty by depositing the outstanding principal amount (or portion thereof being prepaid) together with any secured and unpaid interest through and including the prepayment date in an account specified in writing by the Authority.

5.    Mandatory Repayment

         5.01 Mandatory Repayment. The Manager must repay all or a portion of the amounts borrowed on this Note, together with accrued but unpaid interest, if any, on any Interest Payment Date to the extent that as of such Interest Payment Date, the amount of management fees accrued in the immediately preceding twelve months exceeded $2.0 million. Such mandatory repayment amount will be equal to the lesser of such excess amount and the principal and interest outstanding under this Note and will be repaid into the Contingent Interest Account.


6.    Covenants.

         6.01 Payment of this Note. The Manager shall pay or cause to be paid the principal and Interest, if any, on this Note on the dates and in the manner provided herein.

         6.02 Stay, Extension and Usury Laws. The Manager covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Note; and the Manager (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted the Authority, but shall suffer and permit the execution of every such power as though no such law has been enacted.

7.    Defaults and Remedies.

         7.01 An Event of Default shall occur if:

         (1) The Manager defaults in the payment when due of Interest on this Note and such default continues for a period of 30 days; and

         (2) The Manager defaults in the payment when due of principal of, or premium, if any, on this Note when the same becomes due and payable at maturity or otherwise.

         7.02 Acceleration. If any Event of Default occurs and is continuing, all amounts outstanding under this Note shall be due and payable immediately without further action or notice. The Authority may by written notice to the Manager rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, Interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Manager with the intention of avoiding payment of the premium that the Manager would have had to pay if the Manager then had elected to prepay this Note pursuant to Section 4 hereof, then, upon acceleration of this Note, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Note to the contrary notwithstanding.

         7.03 Other Remedies. If an Event of Default occurs and is continuing, the Authority may pursue any available remedy to collect the payment of principal or accreted value, as applicable, premium, if any, and Interest on this Note or to enforce the performance of any provision of this Note. A delay or omission by the Authority in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         7.04 Waiver of Past Defaults. The Authority may waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         7.05 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7 does not apply to a suit by the Authority.

8.    Definitions.

                  Defined terms used herein but not otherwise defined shall have the meaning set forth in the Cash Collateral and Disbursement Agreement.

                  "Authority" has the meaning ascribed thereto in Section 1 hereof.

                  "Business Day" means any day other than a Legal Holiday.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Event of Default" has the meaning ascribed thereto in
Section 7.01 hereof.

                  "Indenture" means the Indenture dated as of the date hereof among the Authority, the Tribe and U.S. Bank, N.A., as trustee, relating to the Senior Notes.

                  "Interest" means all amounts of interest payable on this Note.

                  "Interest Payment Date" has the meaning ascribed thereto in
Section 2.01 hereof.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Manager" has the meaning set forth in Section 1.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

                  "Senior Notes" has the meaning ascribed thereto in the Cash Collateral and Disbursement Agreement.

                  "Trustee" has the meaning set forth in Section 1.

9.    Miscellaneous.

         9.01 Notices. Any notice or communication by Manager or Authority to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to Manager:
         Cascade Entertainment Group, LLC
         7915 Folsom Boulevard
         Sacramento, California   95826-2611
         Telecopier No.:  (916) 387-6317
         Attention:  Chief Financial Officer

         If to the Authority:
         The Chukchansi Economic Development Authority
         46575 Road 417
         Coarsegold, California 93614
         Attention:  Tribal Chairman
         Facsimile:  (559) 642-4075

         Manager or the Authority, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         9.03 No Personal Liability. None of the Manager or any past, present or future officer or office holder, employee, agent, representative, member of the Manager, as such, shall have any liability for any obligations of the Manager under this Note or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting this Note, the Authority waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

         9.04 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         9.05 No Adverse Interpretation of Other Agreements. This Note may not be used to interpret any other indenture, loan or debt agreement of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Note.

         9.06 Assignment. The Manager may not sell, assign or transfer any of its rights or obligations under this Note.

         9.07 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.08 Counterpart Originals. The parties may sign any number of copies of this Note. Each signed copy shall be an original, but all of them together represent the same agreement.

         9.09 Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and shall in no way modify or restrict any of the terms or provisions hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                  IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered as of the day and year first above written.



                                               CASCADE ENTERTAINMENT GROUP, LLC


                                               By:_____________________________
                                               Name:
                                               Title:


                                               THE CHUKCHANSI ECONOMIC
                                               DEVELOPMENT AUTHORITY


                                               By:_____________________________
                                               Name:
                                               Title: